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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                         Under Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 18, 1997

                         MARRIOTT INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


         Delaware                             52-0936594
(State of incorporation)           (IRS Employer Identification No.)

        1-12188
(Commission File No.)

              10400 Fernwood Road, Bethesda, Maryland    20817
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (301) 380-3000

(Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS

     On March 18, 1997, the Registrant and Host Marriott Corporation announced a letter of intent under which the Registrant will sell to Host Marriott Corporation all of the issued and outstanding stock of Forum Group, Inc. ("Forum Group"). The letter of intent provides that a subsidiary of the Registrant will continue to operate the senior living communities owned by Forum Group. The aggregate sales value to the Registrant, comprised of cash, notes from Host Marriott Corporation, and the Registrant's share of outstanding debt of Forum Group is
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approximately $540 million, including approximately $63 million to be received as expansions of certain communities are completed. The transaction is subject to customary conditions, including due diligence, documentation, approval by the Boards of Directors of the Registrant and Host Marriott Corporation and the expiration or termination of the Hart-Scott-Rodino Act waiting period requirements.

     The attached news release, which is incorporated herein by reference, provides additional information regarding the proposed transaction.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)    Exhibits

Exhibit 99(1)         News Release dated March 18, 1997.
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SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.


By: /s/ Joseph Ryan
    ------------------------
    Joseph Ryan
    Executive Vice President
    and General Counsel


Date: March 27, 1997